                                                                    EXHIBIT 99.2

                                                             105 Carnegie Center
[RCN CORP. LETTERHEAD]                                       Princeton, NJ 08540


Contact: Kevin Kuryla, RCN Investor Relations (609) 720-5863
         Jim Downing, RCN Investor Relations (609) 734-3718
         Nancy Bavec, RCN Public Relations (609) 734-3772


                    RCN ANNOUNCES SECOND QUARTER 2002 RESULTS

                     COMPANY CONTINUES OPERATIONAL PROGRESS;
               ANNOUNCES ASSET IMPAIRMENT CHARGE IN SECOND QUARTER

PRINCETON, NJ, AUGUST 7, 2002 -- RCN Corporation (Nasdaq: RCNC) today reported its results for the quarter ended June 30, 2002.

Key Accomplishments*

-    Residential revenues, RCN's core business, grew 29% over the last 12 months

- EBITDA improved to a loss of $18.4 million, the sixth consecutive quarter of improvement

-    Cash burn dropped by 42% quarter over quarter to $76 million

- Half of RCN's markets are converted to the new Convergent Billing System; all other markets are scheduled to be converted by year end

-    Average revenue per customer increased 16% year over year to $71

-    Average services per customer increased 11% year over year to 1.9

*The results in this release are calculated on a Pro Forma basis reflecting consolidation of the Starpower joint venture in the Washington, D.C. market, which is owned 50% by RCN.

"We added more customers to our network this quarter and are serving them better as we continue to fine-tune our marketing and service delivery strategy," said David C. McCourt, RCN's Chairman and CEO. "To appeal to a broader base of customers, we expanded our bundled product line with the introduction of RCN Essentials. We also made tremendous progress in improving our back office systems. The new integrated billing and customer care system we now have in place in over half of our markets supports phone, cable and Internet services. It will allow us to simplify the customer billing process, streamline back office operations and ultimately improve our ability to roll out new products."

FINANCIAL RESULTS FOR THE SECOND QUARTER 2002

For the quarter ended June 30, 2002, Pro Forma Total RCN revenues were $148.9 million, compared to $131.4 million for the second quarter 2001. RCN's Pro Forma Total consolidated EBITDA (earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation and special charges) for the quarter was a loss of $18.4 million compared to a loss of $63.9 million in the second quarter of 2001. On a GAAP basis, the company reported a net loss of ($10.46) per share in the second quarter of 2002, which includes impairment and special charges of $892.3 million, or ($8.53) per share. Excluding these charges, RCN's second quarter net loss was $202.1 million, or ($1.93) per share. This compares to a net loss of ($2.42) per share in the second quarter of 2001, excluding special charges of $454.9 million, or ($4.96) per share.

At the end of the second quarter, RCN had 1.51 million marketable homes, approximately 560,000 residential customers and 996,178 network connections, which include 93,485 long distance connections in the markets where the Convergent Billing System has been implemented. Excluding long distance, RCN added 34,700 new network connections in the 2nd quarter.

                                     -MORE-

On a pro forma basis, cash outlays for capital expenditures were $41.2 million for the second quarter, down 74% from the same quarter last year. SG&A expenses decreased by 19% to $109.9 million this quarter versus $135.6 million second quarter 2001. This represents the sixth consecutive quarter where SG&A expenses as a percentage of revenue continued to improve. At the end of the second quarter 2002, RCN had approximately $422 million of cash and short-term investments and $1.7 billion of long-term outstanding debt.

ASSET IMPAIRMENT AND SPECIAL CHARGES IN THE SECOND QUARTER

The Company recorded $892.3 million in impairment charges in the second quarter. These non-cash charges are related to non-recoverable amounts from assets on its balance sheet including underutilized network-related assets, goodwill, inventory and exit costs for excess facilities.

During the second quarter 2002, as a response to the severe slowdown in the telecommunications industry and the economy, and the limited available capital in the telecommunications industry, the Company substantially curtailed its growth plans. In addition, RCN completed its assessment of the Amendment to the Company's Credit Agreement with its Senior Lenders and completed its revised plan to sell its services only in current markets. The revised business plan curtails future capital spending and expansion in all existing markets and focuses on customer acquisition growth. During the second quarter 2002, the Company performed a comprehensive review of its network capacity and current network utilization levels for the purpose of identifying underutilized network-related assets and assets not in use. The review consisted of a detailed assessment of the current network infrastructure, ongoing network optimization activities, usage projections based on target future customer levels, and available capital resources for completion of construction in progress and future expansion. As a result, the Company recognized asset impairment and special charges of $892.3 million during the second quarter. Of this amount, $786.9 million resulted from underutilized network-related assets and certain abandoned assets, as measured in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." An additional $40.3 million of goodwill and intangible assets were deemed impaired in accordance with FAS No. 142, "Goodwill and Other Intangible Assets." The remaining $65.1 million represents costs to reflect construction materials (inventory) at the lower of cost or market and exit costs for excess facilities.

"The write-down is appropriate given our assessment of the assets, the lower trajectory, continued decline in the economy and closure of the capital markets," said McCourt. "However with our focused business plan, and continued improvement in our operational metrics, RCN is positioned for growth and to come out of the telecommunications turmoil as a survivor."

NEWS HIGHLIGHTS FOR THE QUARTER

NEW PRODUCTS: RCN rolled out a new family of bundled products called Essentials(SM) in May, and has since added two additional packages to that product line. RCN Essentials enables consumers to build the bundle that best meets their needs starting with cable TV and phone and adds certain optional feature packs. It is designed to bring more customers onto the RCN network and increase average revenues and services per customer.

OPERATIONAL IMPROVEMENTS: The Company converted its Boston, California and Lehigh Valley markets to its integrated billing and customer care system during the quarter. Along with the Central New Jersey and Philadelphia markets, which converted last year, the company now serves more than half of its markets through the Convergent Billing System. The new system will more fully support the delivery of the company's bundled communications services, such as its flagship ResiLink(SM) product and the new Essentials offering.

RCN also reported during the second quarter that its 2002 Customer Satisfaction Index score outranked its major competitors in the cable television industry and put it on a par with satellite companies, according to the American Customer Satisfaction Index (ACSI) rankings. Furthermore, the same rankings showed even higher satisfaction levels for customers receiving RCN's ResiLink bundled communications product, with a rating 12 points higher than the average industry score of 61.

BUSINESS SALES CONTRACTS: RCN, along with its Washington, DC joint venture, announced another multi-year deal, this time with Cogent. RCN also signed a multi-year agreement to provide Tufts University with dark fiber capacity in the greater Boston area.

                                     -MORE-

ABOUT RCN CORPORATION

RCN Corporation (Nasdaq: RCNC) is the nation's first and largest facilities-based competitive provider of bundled phone, cable television and high-speed Internet services to the most densely populated markets in the U.S. RCN has more than 1 million customer connections. It operates in seven of the top ten markets in the U.S., namely Boston, Chicago, Los Angeles, New York, Philadelphia, San Francisco and Washington, D.C. Additional information can be found at: www.rcn.com.

                                      # # #

FORWARD-LOOKING STATEMENT DISCLAIMER

SOME OF THE STATEMENTS MADE BY RCN IN THIS PRESS RELEASE ARE FORWARD-LOOKING IN NATURE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS. RCN BELIEVES THAT THE PRIMARY FACTORS INCLUDE, BUT ARE NOT LIMITED TO, AVAILABILITY OF FINANCING, ABILITY TO OBTAIN REGULATORY APPROVALS, UNCERTAINTY RELATING TO ECONOMIC CONDITIONS, ABILITY TO ATTRACT AND RETAIN QUALIFIED MANAGEMENT AND OTHER PERSONNEL, CHANGES IN GOVERNMENT AND REGULATORY POLICIES, PRICING AND AVAILABILITY OF EQUIPMENT, MATERIALS, INVENTORY AND PROGRAMMING, OUR ABILITY TO MEET THE REQUIREMENTS IN OUR FRANCHISE AGREEMENTS, THE NUMBER OF POTENTIAL CUSTOMERS IN A TARGET MARKET, THE COMPLETION OF ACQUISITIONS OR DIVESTITURES, ACCEPTANCE OF THE COMPANY'S SERVICES, DEVELOPMENT AND IMPLEMENTATION OF BUSINESS SUPPORT SYSTEMS FOR PROVISIONING AND BILLING, THE AVAILABILITY AND SUCCESS OF STRATEGIC ALLIANCES OR RELATIONSHIPS, ABILITY TO OVERCOME SIGNIFICANT OPERATING LOSSES, ABILITY TO REDUCE OVERHEAD COSTS, ABILITY TO DEVELOP AND PENETRATE EXISTING AND NEW MARKETS, TECHNOLOGICAL DEVELOPMENTS AND CHANGES IN THE INDUSTRY, CHANGES IN THE COMPETITIVE ENVIRONMENT IN WHICH RCN OPERATES AND ABILITY TO PRODUCE SUFFICIENT CASH FLOW. ADDITIONAL INFORMATION CONCERNING THESE AND OTHER IMPORTANT FACTORS CAN BE FOUND IN RCN'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. STATEMENTS IN THESE SLIDES SHOULD BE EVALUATED IN LIGHT OF THESE IMPORTANT FACTORS.

                                                  TOTAL SERVICE CONNECTIONS
                                                                                                  YEARLY
                                    2Q01         3Q01        4Q01        1Q02        2Q02         CHANGE
                                  ---------    ---------   ---------   ---------  ---------     ---------
CONNECTIONS: *

Long Distance                                                                        93,485
Voice                               187,365      204,638     220,562     232,932    246,427
Video                               460,433      471,567     486,888     498,258    506,664
Data                                 90,225      104,359     119,955     136,795    149,602
                                  ---------    ---------   ---------   ---------  ---------
Network Connections: **             738,023      780,564     827,405     867,985    996,178         22%

Resale                               43,332       37,468      33,932      25,354     19,556
Dial-Up                             405,523      384,752     361,632     331,470    311,672
                                  ---------    ---------   ---------   ---------  ---------
Total Connections: **             1,186,878    1,202,784   1,222,969   1,224,809  1,327,406

Marketable Homes                  1,403,000    1,457,000   1,500,000   1,506,000  1,510,000          8%

* Includes LD connections for customers in markets where Convergent Billing System is implemented.

** % Yearly change in network connections excludes long distance in order to provide a like-with-like comparison

                              PRO FORMA TOTAL RCN*
                        RCN CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                       QUARTER ENDED                 SIX MONTHS ENDED
                                                           Jun 30,         Mar 31,         Jun 30,         Jun 30,         Jun 30,
                                                            2002            2002            2001            2002            2001
                                                        -------------------------------------------     ---------------------------
Sales:
       Voice                                            $    36,315     $    36,452     $    30,910     $    72,767     $    57,922
       Video                                                 67,601          64,061          54,318         131,662         104,426
       Data                                                  32,418          33,931          34,983          66,349          70,048
       Other                                                 12,534          10,689          11,156          23,223          24,127
                                                        -----------     -----------     -----------     -----------     -----------
Total Sales                                                 148,868         145,133         131,367         294,001         256,523
Costs & Expenses, Excluding  Non-Cash Stock Based
   Compensation, Depreciation and Amortization, and
     Special Charges
       Direct Expenses                                       57,293          55,208          59,693         112,501         119,737
       Operating and SG&A                                   109,938         112,200         135,615         222,138         290,345
                                                        -----------     -----------     -----------     -----------     -----------
EBITDA and before Non-Cash Stock Based Compensation,
    Asset Impairment and Special Charges                    (18,363)        (22,275)        (63,941)        (40,638)       (153,559)
Non-Cash Stock Based Compensation                            11,826           2,576          16,433          14,402          30,759
Asset Impairment and Special Charges                        963,117            (478)             --         962,639         481,731
Depreciation and Amortization                                93,539          81,904          92,351         175,443         192,348
                                                        -----------     -----------     -----------     -----------     -----------
Operating Loss                                           (1,086,845)       (106,277)       (172,725)     (1,193,122)       (858,397)
Investment Income                                             2,509           7,686          15,620          10,195          56,447
Interest Expense                                            (38,920)        (40,614)        (50,675)        (79,534)       (104,241)
Other (Loss) Income, Net                                     (2,529)            852        (466,133)         (1,677)         (3,995)
                                                        -----------     -----------     -----------     -----------     -----------
Loss Before Income Taxes                                 (1,125,785)       (138,353)       (673,913)     (1,264,138)       (910,186)
Benefit for Income Taxes                                       (130)           (750)           (710)           (880)         (3,287)
                                                        -----------     -----------     -----------     -----------     -----------
Loss Before Equity in Unconsolidated
  Entities and Minority Interest                         (1,125,655)       (137,603)       (673,203)     (1,263,258)       (906,899)
Equity in Income of Unconsolidated Entities                   1,538          11,672          16,828          13,210          16,301
Minority Interest in Loss of Consolidated Entities           69,909           3,713          17,119          73,622          30,374
                                                        -----------     -----------     -----------     -----------     -----------
Net Loss Before Extraordinary Item                       (1,054,208)       (122,218)       (639,256)     (1,176,426)       (860,224)
Extraordinary Item                                               --          13,073              --          13,073              --
                                                        -----------     -----------     -----------     -----------     -----------
Net Loss                                                 (1,054,208)       (109,145)       (639,256)     (1,163,353)       (860,224)
Preferred Dividend and Accretion Requirements                40,192          39,526          37,595          79,718          74,567
                                                        -----------     -----------     -----------     -----------     -----------
Net Loss to Common Shareholders                         $(1,094,400)    $  (148,671)    $  (676,851)    $(1,243,071)    $  (934,791)
                                                        ===========     ===========     ===========     ===========     ===========

*The Pro Forma Total RCN results reflect the consolidation of all domestic joint ventures and show the ownership share of its joint venture partners as minority interests.

                                   GAAP BASIS
                        RCN CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in Thousands, Except Per Share Data)
                                   (Unaudited)

                                                                      QUARTER ENDED                         SIX MONTHS ENDED
                                                         June 30,         Mar 31,        June 30,        June 30,        June 30,
                                                           2002            2002           2001             2002            2001
                                                      -------------   -------------   -------------   -------------   -------------
Sales                                                 $     127,989   $     124,535   $     110,963   $     252,524   $     216,911
Costs & Expenses, Excluding  Non-Cash Stock Based
   Compensation, Depreciation and Amortization, and
     Special Charges
       Direct Expenses                                       51,436          50,838          52,783         102,274         105,944
       Operating and SG&A                                    98,320         100,881         119,796         199,201         256,917
                                                      -------------   -------------   -------------   -------------   -------------
EBITDA and before Non-Cash Stock Based Compensation,
    Asset Impairment and Special Charges                    (21,767)        (27,184)        (61,616)        (48,951)       (145,950)
Non-Cash Stock Based Compensation                            11,826           2,576          16,433          14,402          30,759
Asset Impairment and Special Charges                        892,284            (478)        454,880         891,806         470,880
Depreciation and Amortization                                87,605          75,897          83,949         163,502         175,625
                                                      -------------   -------------   -------------   -------------   -------------
Operating Loss                                           (1,013,482)       (105,179)       (616,878)     (1,118,661)       (823,214)
Investment Income                                             2,488           7,644          18,457          10,132          55,921
Interest Expense                                            (38,920)        (40,614)        (50,675)        (79,534)       (104,240)
Other Loss, Net                                              (2,734)            912          (3,443)         (1,822)         (3,995)
                                                      -------------   -------------   -------------   -------------   -------------
Loss Before Income Taxes                                 (1,052,648)       (137,237)       (652,539)     (1,189,885)       (875,528)
Benefit for Income Taxes                                       (130)           (750)           (709)           (880)         (3,287)
                                                      -------------   -------------   -------------   -------------   -------------
Loss Before Equity in Unconsolidated
  Entities and Minority Interest                         (1,052,518)       (136,487)       (651,830)     (1,189,005)       (872,241)
Equity in Income (Loss) of Unconsolidated Entities          (35,030)         11,114           6,843         (23,916)           (329)
Minority Interest in Loss of Consolidated Entities           33,340           3,155           5,732          36,495          12,342
                                                      -------------   -------------   -------------   -------------   -------------
Net Loss Before Extraordinary Item                       (1,054,208)       (122,218)       (639,255)     (1,176,426)       (860,228)
Extraordinary Item                                               --          13,073              --          13,073              --
                                                      -------------   -------------   -------------   -------------   -------------
Net Loss                                                 (1,054,208)       (109,145)       (639,255)     (1,163,353)       (860,228)
Preferred Dividend and Accretion Requirements                40,192          39,526          37,595          79,718          74,567
                                                      -------------   -------------   -------------   -------------   -------------
Net Loss to Common Shareholders                       $  (1,094,400)  $    (148,671)  $    (676,850)  $  (1,243,071)  $    (934,795)
                                                      =============   =============   =============   =============   =============


Basic and Diluted Income(Loss) per Average
Common Share:

Net Income(Loss) before Extraordinary Item            $      (10.46)  $       (1.59)  $       (7.38)  $      (12.17)  $      (10.43)

Extraordinary Item                                    $          --   $        0.13   $          --   $        0.13   $          --
                                                      -------------   -------------   -------------   -------------   -------------

Net Income(Loss) to Common Shareholders               $      (10.46)  $       (1.46)  $       (7.38)  $      (12.04)  $      (10.43)
                                                      =============   =============   =============   =============   =============

Weighted Average Shares Outstanding                     104,591,255     101,826,546      91,672,969     103,223,747      89,594,869

                                 GAAP BASIS
                      RCN CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                           (Dollars in Thousands)
                                (Unaudited)

                                                                       June 30,       December 31
                                                                        2002              2001
                                                                     ----------        ----------
ASSETS
Current assets
       Cash, temporary cash investments                              $   99,509        $  476,220
       Short-term investments                                           315,912           362,271
       Accounts receivable from related parties                          10,638            16,765
       Accounts receivable, net of reserve for
         doubtful accounts of $15,013 at June 30, 2002 and
         $17,392 at December 31, 2001                                    54,467            51,766
       Unbilled revenues                                                  1,230             2,090
       Interest and dividends receivable                                  2,133             4,558
       Prepayments and other                                             20,459            18,828
       Restricted short-term investments                                 40,056            23,676
                                                                     ----------        ----------
Total current assets                                                    544,404           956,174


Property, plant and equipment, net of accumulated
       depreciation of $804,391 at June 30, 2002
       and $643,754 at December 31, 2001                              1,369,632         2,320,198
Investments                                                             213,707           229,294
Intangible assets, net of accumulated amortization of $64,877
       at June 30, 2002 and $64,692 at December 31, 2001                  1,802             3,263
Goodwill, net of accumulated amortization of $11,567
       at June 30, 2002 and $51,792 at December 31, 2001                  6,220            45,147
Deferred charges and other assets                                        50,134            49,055
                                                                     ----------        ----------
Total assets                                                         $2,185,899        $3,603,131
                                                                     ==========        ==========

                                GAAP BASIS
                     RCN CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                          (Dollars in Thousands)
                               (Unaudited)

                                                                                 June 30,           December 31,
                                                                                   2002                2001
                                                                                -----------         -----------
LIABILITIES, REDEEMABLE PREFERRED AND SHAREHOLDERS' DEFICIT
Current liabilities
      Current maturities of long-term debt and
        capital lease obligations                                               $    33,184         $    22,532
      Accounts payable                                                               23,218              34,718
      Accounts payable to related parties                                            14,553              20,693
      Advance billings and customer deposits                                         29,183              25,781
      Accrued exit costs                                                             36,662              39,271
      Accrued expenses and other                                                    170,696             214,435
                                                                                -----------         -----------
Total current liabilities                                                           307,496             357,430
Long-term debt                                                                    1,690,173           1,873,616
Other deferred credits                                                                4,956              10,653
Minority interest                                                                       933              51,298
Redeemable preferred stock                                                        2,221,994           2,142,276
Common shareholders' deficit                                                     (2,039,653)           (832,142)
                                                                                -----------         -----------
Total liabilities, redeemable preferred and common shareholders' deficit        $ 2,185,899         $ 3,603,131
                                                                                ===========         ===========